                                                                      EXHIBIT 21


                 SUBSIDIARIES OF KENT ELECTRONICS CORPORATION


                                                      State of
           Subsidiary                              Incorporation
           ----------                              -------------
K * TEC Electronics Corporation                       Delaware

Kent Datacomm Corporation                              Texas

Kent Electronics Corporation-West                      Texas